Exhibit 13(b)

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Mark D. Nerud, Principal Executive Officer, and Andrew Tedeschi, Principal Financial Officer of the JNL Series Trust, certify that:

1. The report on Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the report on Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:	/s/ Mark D. Nerud
Mark D. Nerud
Principal Executive Officer

Date:	August 31, 2023

By:	/s/ Andrew Tedeschi
Andrew Tedeschi
Principal Financial Officer

Date:	August 31, 2023

This certificate is furnished pursuant to the requirements of Form N-CSR and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.